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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our report dated January 9, 1998, except for Note 18, as to which the date is April 6, 1998 relating to the consolidated balance sheets as of December 31, 1997 and 1996 and the related consolidated statements of earnings, comprehensive income, stockholders' equity and cash flows for the years then ended of Citizens Holding Corporation and to the use of our name under the caption of "Experts," in the Registration Statement of Form S-4 of F.N.B. Corporation.



/s/ HACKER, JOHNSON, COHEN, GRIEB PA
HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
July 7, 1998